     As filed with the Securities and Exchange Commission on March 9, 2000.

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                               PERCEPTRONICS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       95-2577731
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                    ----------------------------------------

                               21010 Erwin Street
                        Woodland Hills, California 91367
   (Address, including zip code, of registrant's principal executive offices)

                    ----------------------------------------

                   PERCEPTRONICS, INC. 1999 STOCK OPTION PLAN
      PERCEPTRONICS, INC. 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plans)

                    Gershon Weltman, Chief Executive Officer
                               PERCEPTRONICS, INC.
                               21010 Erwin Street
                        Woodland Hills, California 91367
                                 (818) 884-7470
(Name, address, and telephone number, including area code, of agent for service)


                                 WITH A COPY TO:
                               John M. Iino, Esq.
                           Brand Farrar & Buxbaum LLP
                       515 South Flower Street, Suite 3500
                       Los Angeles, California 90071-2201
                                 (213) 228-0288



                         CALCULATION OF REGISTRATION FEE

                                            Proposed Maximum      Proposed Maximum
Title of Securities to   Amount to be       Offering Price Per    Aggregate Offering        Amount of
  be Registered          Registered (1)          Share (2)              Price          Registration Fee (2)

Common Stock              750,000                $2.438              $1,828,500              $483.00

(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the Plans become operational.

(2) The price of $2.438 per share, which is the average of the bid and asked prices of the Common Stock reported on the OTC Bulletin Board on March 8, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

                                     PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "1933 Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the SEC are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 1999, filed with the SEC on June 24, 1999, and the portions of the Registrant's Proxy Statement filed with the SEC on July 29, 1999, incorporated by reference in such Annual Report on such Form 10-KSB.

         (2) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999, filed with the SEC on August 16, 1999.

         (3) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999, filed with the SEC on November 15, 1999.

         (4) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1999, filed with the SEC on February 14, 2000.

         (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on August 2, 1983 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended
(the "1934 Act").

         All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTEREST OF NAMED EXPERTS AND COUNSEL.

         Brand Farrar & Buxbaum LLP, counsel to the Registrant, holds 14,285 shares of the Registrant's Common Stock.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents of the Registrant. The Registrant's Bylaws and Indemnification Agreements between the Registrant and certain of its officers and directors require the Registrant to indemnify such persons to the fullest extent permitted by law. In addition, the Registrant's Certificate of Incorporation provides that directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty subject to certain exceptions as provided by law.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The Exhibit Index appears on page 8.

ITEM 9.       UNDERTAKINGS.

         The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         The Registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes to file a post-effective amendment to this Registration Statement to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on March 3, 2000.

                                                     PERCEPTRONICS, INC.

                                                     By: /s/ Gershon Weltman
                                                        ------------------------
                                                          Dr. Gershon Weltman
                                                          President



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Perceptronics, Inc., hereby severally constitute and appoint Dr. Gershon Weltman our true and lawful attorney, with full power to him, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Perceptronics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                      TITLE                           DATE


/s/ Gershon Weltman            Chairman of the Board,
-------------------            President and Acting Chief      March 6, 2000
Dr. Gershon Weltman            Financial Officer



/s/ Amos Freedy                Director                        March 6, 2000
-------------------
Dr. Amos Freedy

/s/  John Lyman                Director                        March 6, 2000
------------------------
Dr. John Lyman


/s/ Robert Parker              Director                        March 6, 2000
------------------------
Robert Parker


/s/ Stanley B. Schneider       Director                        March 6, 2000
------------------------
Stanley B. Schneider


/s/ Richard Moskowitz          Director                        March 6, 2000
------------------------
Richard Moskowitz


/s/ Robert E. Anderson         Controller                      March 6, 2000
------------------------
Robert E. Anderson

                                  EXHIBIT INDEX

         Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.

    Exhibit

    NUMBER      DESCRIPTION

      4.1       Certificate of Incorporation of the Registrant, as amended.

      4.2       Bylaws of the Registrant, as amended.

      4.3 Perceptronics, Inc. 1999 Stock Option Plan (incorporated by reference to the Registrant's definitive Proxy Statement filed with the SEC on July 29, 1999).*

      4.4 Perceptronics, Inc. 1999 Stock Option Plan for Non-Employee Directors (incorporated by reference to the Registrant's definitive Proxy Statement filed with the SEC on July 29, 1999).*

      5.1       Opinion of Brand Farrar & Buxbaum LLP.

     23.1       Consent of Brand Farrar & Buxbaum LLP (included in Exhibit 5.1).

     23.2       Consent of Beckman Kirkland & Whitney.

     24.1 Power of Attorney (included as part of the signature page to this Registration Statement).